Municipal Bond Fund Shareholder Report Proxy Voting Results

At a special meeting of shareholders on July 2, 2009, fund shareholders approved the following two proposals:

Proposal 1-Elect trustees for the fund*

The individuals listed in the table below were elected as trustees for the fund. All trustees with the exception of Messrs. McNabb and Volanakis (both of whom already served as directors of The Vanguard Group, Inc.) served as trustees to the fund prior to the shareholder meeting.

Trustee                                 For         Withheld    Percentage For
John J. Brennan              15,836,338,337      441,509,072             97.3%
Charles D. Ellis             15,676,769,062      601,078,347             96.3%
Emerson U. Fullwood          15,718,681,655      559,165,754             96.6%
Rajiv L. Gupta               15,783,407,101      494,440,307             97.0%
Amy Gutmann                  15,736,449,140      541,398,269             96.7%
JoAnn Heffernan Heisen       15,750,848,694      526,998,715             96.8%
F. William McNabb III        15,825,186,220      452,661,189             97.2%
Andre F. Perold              15,721,226,673      556,620,735             96.6%
Alfred M. Rankin Jr.         15,793,381,689      484,465,719             97.0%
Peter F. Volanakis           15,789,764,183      488,083,225             97.0%


* Results are for all funds within the same trust.

Proposal 2: - Update and standardize the fund's fundamental policies regarding:

(a) Purchasing and selling real estate.
(b) Issuing senior securities.
(c  Borrowing money.
(d) Making loans.
(e) Purchasing and selling commodities.
(f) Concentrating investments in a particular industry or group of industries.
(g) Eliminating outdated fundamental investment policies not required by law.

The revised fundamental policies are clearly stated and simple, yet comprehensive, making oversight and compliance more efficient than under the former policies. The revised fundamental policies will allow the fund to respond more quickly to regulatory and market changes, while avoiding the costs and delays associated with successive shareholder meetings.

                              For     Abstain       Against    Broker Percentage
                                                            Non Votes        For
Long-Term Tax-Exempt Fund

2a                    381,099,722   8,466,213    21,771,564  47,055,581    83.1%
2b                    381,030,884   9,747,243    20,559,369  47,055,583    83.1%
2c                    374,427,561   9,703,206    27,206,730  47,055,582    81.7%
2d                    376,625,125   9,435,760    25,276,611  47,055,582    82.2%
2e                    374,981,143   9,232,871    27,123,485  47,055,580    81.8%
2f                    378,002,187  10,079,483    23,255,826  47,055,582    82.5%
2g                    385,633,636  10,453,910    15,249,951  47,055,582    84.1%

Limited-Term Tax-Exempt Fund

2a                    493,387,231   8,290,734    18,822,706  74,586,118    82.9%
2b                    491,122,740  10,430,401    18,947,525  74,586,121    82.5%
2c                    484,475,274  10,217,581    25,807,812  74,586,121    81.4%
2d                    485,842,185  10,379,353    24,279,135  74,586,115    81.6%
2e                    483,469,846   9,674,983    27,355,841  74,586,119    81.2%
2f                    486,544,346  10,480,761    23,475,561  74,586,121    81.8%
2g                    492,525,996  10,879,163    17,095,507  74,586,122    82.8%

Intermediate-Term Tax-Exempt Fund

2a                  1,008,659,945  16,479,714    42,885,529 113,730,510    85.4%
2b                  1,008,391,773  18,657,245    40,976,173 113,730,507    85.3%
2c                    995,643,927  17,959,685    54,421,570 113,730,515    84.3%
2d                    998,314,845  18,453,804    51,256,539 113,730,510    84.5%
2e                    994,551,764  17,616,371    55,857,053 113,730,510    84.2%
2f                  1,002,780,277  18,728,218    46,516,695 113,730,507    84.9%
2g                  1,015,888,202  19,268,360    32,868,630 113,730,506    86.0%

High-Yield Tax-Exempt Fund

2a                    352,171,034   8,209,591    19,084,817  31,370,210    85.7%
2b                    352,229,679   9,218,416    18,017,345  31,370,212    85.7%
2c                    343,765,113   9,016,561    26,683,765  31,370,212    83.7%
2d                    343,088,807   9,371,598    27,005,037  31,370,209    83.5%
2e                    344,625,201   8,566,538    26,273,700  31,370,212    83.9%
2f                    347,102,813   9,604,907    22,757,721  31,370,211    84.5%
2g                    357,843,866   9,234,508    12,387,064  31,370,214    87.1%

Short-Term Tax-Exempt Fund

2a                    237,232,725   6,851,283    11,900,007  39,380,767    80.3%
2b                    238,842,417   7,463,249     9,678,350  39,380,766    80.9%
2c                    236,180,720   7,291,172    12,512,122  39,380,769    80.0%
2d                    236,289,365   7,533,107    12,161,544  39,380,766    80.0%
2e                    234,371,362   7,362,465    14,250,190  39,380,765    79.3%
2f                    237,055,544   7,851,827    11,077,647  39,380,765    80.3%
2g                    240,482,061   7,604,926     7,897,030  39,380,766    81.4%

Tax-Exempt Money Market Fund

2a                 11,736,045,657 262,174,980 1,101,385,295 236,805,478    88.0%
2b                 11,763,241,836 313,284,410 1,023,079,685 236,805,479    88.2%
2c                 11,559,032,440 283,557,176 1,257,016,314 236,805,480    86.7%
2d                 11,592,991,058 281,417,643 1,225,197,230 236,805,479    87.0%
2e                 11,489,626,820 269,473,307 1,340,505,807 236,805,476    86.2%
2f                 11,678,807,104 361,355,938 1,059,442,890 236,805,478    87.6%
2g                 12,050,670,022 348,900,338   700,035,569 236,805,482    90.4%

Shareholders did not approve the following proposal:

Proposal 3 - Institute procedures to prevent holding investments in companies that, in the judgement of the board, substantially contribute to genocide or crimes against humanity, the most egregious violations of human rights. The trustees recommended a vote against this proposal because it called for procedures that duplicate existing practices and procedures of the Vanguard funds.

                   For          Abstain      Against        Broker    Percentage
                                                            Non Votes        For

Tax-Exempt Money  1,737,301,055 366,947,936  10,995,356,938 236,805,481   13.0%
Market Fund